EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Synopsys, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-84517 and 333-68011) on Form S-3 and (Nos. 333-116222, 333-45056, 333-38810, 333-32130, 333-90643, 333-84279, 333-77597, 333-56170, 333-63216, 333-71056, 333-50947, 333-77000, 333-97317, 333-97319, 333-99651, 333-100155, 333-103418, 333-103635, 333-103636, 333-106149, 333-108507, 333-77127, 333-68883, 333-60783, 333-50947, 333-45181, 333-42069, 333-22663, 333-75638, 333-125224, 333-125225 and 333-134899) on Form S-8 of Synopsys, Inc. of our reports dated January 11, 2007, relating to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of October 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended October 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2006, and the effectiveness of internal control over financial reporting as of October 31, 2006, which report appears in the October 31, 2006, annual report on Form 10-K of Synopsys, Inc.

Our report on the consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, on November 1, 2005.

/s/ KPMG LLP

Mountain View, California
January 11, 2007